UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2022

HELIX ENERGY SOLUTIONS GROUP, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-32936	95-3409686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3505 West Sam Houston Parkway North
Suite 400
Houston, Texas		77043
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 281-618-0400

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HLX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 1, 2022, Helix Energy Solutions Group, Inc., (“Helix” or the “Company”), Helix Well Ops Inc., Helix Robotics Solutions, Inc., Deepwater Abandonment Alternatives, Inc., Helix Well Ops (U.K.) Limited and Helix Robotics Solutions Limited (collectively, the “Borrowers”), the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as agent (the “Agent”) and security trustee for the lenders, entered into Amendment No. 1 to Loan, Security and Guaranty Agreement (the “First Amendment”) to the existing Loan, Security and Guaranty Agreement dated as of September 30, 2021 (the “ABL Facility”) among the Borrowers, the guarantors party thereto, the lenders party thereto and the Agent. The First Amendment amends certain provisions under the ABL Facility to, among other things, (i) increase the U.S. lender commitments under the ABL Facility from $45 million to $65 million and the aggregate lender commitments under the ABL Facility from $80 million to $100 million, (ii) transition certain reference rates at which loans under the ABL Facility accrue interest from the London Interbank Offered Rate to Term SOFR (also known as CME Term SOFR), as administered by CME Group Inc. based on forward-looking measurements of the New York Federal Reserve’s Secured Overnight Financing Rate, and make certain conforming changes therewith, (iii) increase the amount of permitted debt for the deferred purchase price of property from $25 million to $50 million in the aggregate at any time, and (iv) provide for potential pricing adjustments based on specific metrics and performance targets determined by Helix and the Agent related to environmental, social and governance (“ESG”) changes implemented by Helix in its business.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 1, 2022, Helix completed the previously announced acquisition of the Alliance group of companies (collectively, “Alliance”), pursuant to which Helix purchased all of the equity interests of Alliance (the “Acquisition”). The Acquisition was made pursuant to an Equity Purchase Agreement (the “Purchase Agreement”), dated May 16, 2022, by and among Helix Alliance Decom, LLC, a Delaware limited liability company (“Purchaser”), a wholly owned subsidiary of Helix, Stephen J. Williams, an individual resident of the State of Louisiana (“Seller”), and Helix. The purchase price for the Acquisition was approximately $120 million, which was paid from cash on hand at closing. The purchase price is subject to customary post-closing adjustments. Additionally, pursuant to the terms of the Purchase Agreement, Seller will be eligible for potential post-closing earn-out consideration payable in 2024 in the event the Alliance business achieves certain financial metrics in 2022 and 2023. Helix has the option to pay any earn-out consideration in cash, Helix stock, or a combination thereof.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in their entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Purchase Agreement is not intended to provide any other factual, business or operational information about the parties thereto. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such Purchase Agreement and as of specific dates, were solely for the benefit of the parties to such agreement, may be subject to limitations agreed upon by the contracting parties, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk among the parties to the Purchase Agreement. Accordingly, investors and shareholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under Item 1.01. Entry into a Material Definitive Agreement is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)         Financial Statements of Business Acquired.

The Company will file the financial statements required by Item 9.01(a) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(b)         Pro Forma Financial Information.

The Company will file the pro forma financial information required by Item 9.01(b) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(d)         Exhibits.

Exhibit Number	Description
2.1*

Equity Purchase Agreement, dated as of May 16, 2022, by and among Helix Alliance Decom, LLC, Stephen J. Williams and Helix Energy Solutions Group, Inc. (solely for purposes of Sections 1.05(d) (earn out consideration) and 6.14 (guarantee of Purchaser’s obligation)).

4.1

Amendment No. 1, dated as of July 1, 2022, to Loan, Security and Guaranty Agreement, among Helix Energy Solutions Group, Inc., Helix Well Ops Inc., Helix Robotics Solutions, Inc., Deepwater Abandonment Alternatives, Inc., Helix Well Ops (U.K.) Limited and Helix Robotics Solutions Limited as borrowers, the guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as agent and security trustee for the lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Portions of this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K because they are both not material and would likely cause competitive harm to the registrant if publicly disclosed. The schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to promptly provide an unredacted copy of the exhibit or a copy of the omitted schedules and similar attachments on a supplemental basis to the SEC or its staff, if requested.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2022
HELIX ENERGY SOLUTIONS GROUP, INC.

	By:	/s/ Kenneth E. Neikirk
Kenneth E. Neikirk
Senior Vice President, General Counsel and Corporate Secretary